Exhibit 25(b)
    _____________________________________________________

             SECURITIES AND EXCHANGE COMMISSION
                  Washington, D. C.  20549
                  _________________________

                          FORM  T-1

                  STATEMENT OF ELIGIBILITY
          UNDER THE TRUST INDENTURE ACT OF 1939 OF
         A CORPORATION DESIGNATED TO ACT AS TRUSTEE
         ___________________________________________
     CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
      A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
          ________________________________________

                        CHEMICAL BANK
     (Exact name of trustee as specified in its charter)

   New York                                     13-4994650
   (State of incorporation                (I.R.S. employer
   if not a national bank)             identification No.)

   270 Park Avenue
   New York, New York                                10017
   (Address of principal executive offices)     (Zip Code)

                     William H. McDavid
                       General Counsel
                       270 Park Avenue
                  New York, New York 10017
                    Tel:  (212) 270-2611
             (Name, address and telephone number
                    of agent for service)
        _____________________________________________
                     HARSCO CORPORATION
     (Exact name of obligor as specified in its charter)

   Delaware                                     23-1483991
   (State or other jurisdiction of        (I.R.S. employer
   incorporation or organization)      identification No.)

   P.O. Box 8888
   Camp Hill, Pennsylvania                      17001-8888
   (Address of principal executive offices)     (Zip Code)

         ___________________________________________
                Subordinated Debt Securities
             (Title of the indenture securities)
         ___________________________________________





                           GENERAL

   Item 1.   General Information.

        Furnish the following information as to the trustee:

        (a)  Name and address of each examining or
   supervising authority to which it is subject.  New
   York State Banking Department, State House, Albany,
   New York  12110.

        Board of Governors of the Federal Reserve System,
   Washington, D.C., 20551 and Federal Reserve Bank of
   New York, District No. 2, 33 Liberty Street, New York,
   N.Y.

        Federal Deposit Insurance Corporation,
   Washington, D.C., 20429.

        (b)  Whether it is authorized to exercise
   corporate trust powers.

             Yes.


   Item 2.   Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.


   Item 16.  List of Exhibits

        List below all exhibits filed as a part of this Statement of Eligibility.

        1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization
   Certificate and the Certificates of Amendment dated
   February 17, 1969, August 31, 1977, December 31, 1980,
   September 9, 1982, February 28, 1985 and December 2,
   1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

        2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-
   1 filed in connection with Registration Statement No.
   33-50010, which is incorporated by reference).

        3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

        4.  A copy of the existing By-Laws of the Trustee
   (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

        5.  Not applicable.

        6.  The consent of the Trustee required by
   Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No.
   33-50010, which is incorporated by reference).

        7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

        8.  Not applicable.

        9.  Not applicable.


                          SIGNATURE

        Pursuant to the requirements of the Trust
   Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 14th day of December, 1994.

                  CHEMICAL BANK


                  By /s/ J. Generale
                  _____________________________________
                       J. Generale
                       Vice President

                    Exhibit 7 to Form T-1


                      Bank Call Notice

                   RESERVE DISTRICT NO. 2
             CONSOLIDATED REPORT OF CONDITION OF

                        Chemical Bank
        of 270 Park Avenue, New York, New York 10017
           and Foreign and Domestic Subsidiaries,
           a member of the Federal Reserve System,

        at the close of business September 30, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.



                                            Dollar Amounts
        ASSETS                                 in Millions
   Cash and balances due
      from depository institutions:
     Noninterest-bearing balances
      and currency and coin  . . . . . . . . . .  $  5,913
     Interest-bearing balances . . . . . . . . . .   5,078
   Securities: . . . . . . . . . . . . . . . . . .
   Held to maturity securities . . . . . . . . . .   6,544
   Available for sale securities . . . . . . . . .  14,264
   Federal Funds sold and securities
     purchased under agreements
     to resell in domestic offices
     of the bank and of its Edge
     and Agreement subsidiaries,
     and in IBF's:
     Federal funds sold  . . . . . . . . . . . . .   1,811
     Securities purchased under
      agreements to resell . . . . . . . . . . . . . .  20
   Loans and lease financing receivables:
     Loans and leases,
      net of unearned income   $63,160
     Less: Allowance for
      loan and lease losses      2,015
     Less: Allocated
      transfer risk reserve        113
                               -------
     Loans and leases,
      net of unearned income,
      allowance, and reserve . . . . . . . . . . .  61,032
   Assets held in trading accounts . . . . . . . .  25,972
   Premises and fixed assets
     (including capitalized leases)  . . . . . . .   1,394
   Other real estate owned . . . . . . . . . . . . .   496
   Investments in unconsolidated
     subsidiaries and associated companies . . . . .   141
   Customer's liability to this
     bank on acceptance outstanding  . . . . . . .   1,167
   Intangible assets . . . . . . . . . . . . . . . .   555
   Other assets  . . . . . . . . . . . . . . . . .   5,812



                                                 ---------
   TOTAL ASSETS  . . . . . . . . . . . . . . . .  $130,199
                                                 =========



                         LIABILITIES

   Deposits
     In domestic offices . . . . . . . . . . . .   $45,811
     Noninterest-bearing     $15,174
     Interest-bearing         30,637
                             _______
     In foreign offices,
     Edge and Agreement subsidiaries,
     and IBF's . . . . . . . . . . . . . . . . . .  28,701
     Noninterest-bearing     $   154
     Interest-bearing         28,547
                             _______

   Federal funds purchased and
     securities sold under
     agreements to repurchase
     in domestic offices of the
     bank and of its Edge and
     Agreement subsidiaries, and
     in IBF's
     Federal funds purchased . . . . . . . . . . .  10,457
     Securities sold under
      agreements to repurchase . . . . . . . . . .   1,187
   Demand notes issued to the U.S. Treasury  . . .   1,538
   Trading liabilities . . . . . . . . . . . . . .  17,298
   Other Borrowed money:
     With original maturity
      of one year or less  . . . . . . . . . . . .   6,647
     With original maturity
      of more than one year  . . . . . . . . . . .   1,035
   Mortgage indebtedness and obligations
     under capitalized leases  . . . . . . . . . . . .  24
   Bank's liability on acceptances executed
     and outstanding . . . . . . . . . . . . . . .   1,175
   Subordinated notes and debentures . . . . . . .   3,500
   Other liabilities . . . . . . . . . . . . . . .   5,332

   TOTAL LIABILITIES . . . . . . . . . . . . . .   122,705
                                                 _________

                       EQUITY CAPITAL
   Common stock  . . . . . . . . . . . . . . . . . .   620
   Surplus . . . . . . . . . . . . . . . . . . . .   4,501
   Undivided profits and capital reserves  . . . .   2,665
   Net unrealized holding gains (Losses) on
   available-for-sale securities . . . . . . . . .   (290)
   Cumulative foreign currency
     translation adjustments . . . . . . . . . . . .   (2)

   TOTAL EQUITY CAPITAL  . . . . . . . . . . . . .   7,494



                                                    ______
   TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
     STOCK AND EQUITY CAPITAL  . . . . . . . . .  $130,199
                                                 =========

   I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.

                                   JOSEPH L. SCLAFANI


   We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.


        WALTER V. SHIPLEY       )
        EDWARD D. MILLER        ) DIRECTORS
        WILLIAM B. HARRISON     )